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                                                                     EXHIBIT 5.1


                       [MAYER, BROWN & PLATT LETTERHEAD]


                               February 1, 1999



The Board of Trustees
Cabot Industrial Trust
Two Center Plaza,  Suite 200
Boston, MA 02108-1906

          Re:  Registration Statement on Form S-3
               File No. 333-71565

Ladies and Gentlemen:

     We have acted as counsel to Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), in connection with the offer and sale of up to 33,815,684 common shares of beneficial interest (the "Common Shares") of the Company, par value $.01 per share, by certain shareholders of the Company as described in the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, to which this opinion is an exhibit. Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

     As counsel to the Company, we have examined originals or copies certified or otherwise identified to our satisfaction as being true and complete copies of the Company's Declaration of Trust, the Company's Bylaws, resolutions of the Company's Board of Trustees and such records, certificates and other documents and have considered such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. As to certain factual matters relevant to our opinion, we have relied upon certificates of public officials and written and oral statements or other representations of officers of the Company. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that the issuance of the Common Shares to the Selling Shareholders was duly authorized by all necessary corporate action of the Company and that the Common Shares, when sold as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied, with your approval, upon the opinion of the law firm of Ballard Spahr Andrews & Ingersoll dated the date hereof and our opinion is subject to the assumptions, limitations and qualifications set forth therein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                                                Very truly yours,

                                                MAYER, BROWN & PLATT